UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange
1.375% Senior Notes due 2024	ABBV24	New York Stock Exchange
1.250% Senior Notes due 2024	ABBV24B	New York Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
2.625% Senior Notes due 2028	ABBV28B	New York Stock Exchange
2.125% Senior Notes due 2029	ABBV29	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2024, AbbVie Inc. (“AbbVie”) filed a Form 8-K to announce that the Board of Directors (the “Board”) selected Robert A. Michael to succeed Richard A. Gonzalez as AbbVie’s Chief Executive Officer (CEO), effective July 1, 2024 (the “Effective Date”). Upon the Effective Date, Mr. Michael will become a member of the Board as a Class II director and Mr. Gonzalez will become Executive Chairman of the Board.

On May 2, 2024, the Board approved Mr. Michael's new compensation package as CEO, as of the Effective Date, as follows:

•	Mr. Michael will receive an annual base salary of $1,700,000.

•	Mr. Michael will continue to be eligible to participate in AbbVie’s Performance Incentive Plan or any successor annual bonus plan with a target bonus equal to 150% of his base salary, subject to the attainment of one or more pre-established performance targets.

Mr. Gonzalez’s new compensation package as Executive Chairman was also approved as follows:

•	Mr. Gonzalez will receive an annual base salary of $1,500,000.

•	Mr. Gonzalez will continue to be eligible to participate in AbbVie’s Performance Incentive Plan or any successor annual bonus plan with a target bonus equal to 140% of his base salary, subject to the attainment of one or more pre-established performance targets.

Item 5.07	Submission of Matters to a Vote of Security Holders.

AbbVie held its 2024 Annual Meeting of Stockholders on May 3, 2024. The following is a summary of the matters voted on at that meeting.

(1)	The stockholders elected AbbVie’s Class III directors with terms expiring in 2027, as follows:

Name	For	Against	Abstain	Broker Non-Votes
Roxanne S. Austin	1,195,661,209	77,171,745	2,198,609	245,929,517
Richard A. Gonzalez	1,174,460,841	94,950,345	5,620,377	245,929,517
Susan E. Quaggin	1,264,358,441	8,524,362	2,148,760	245,929,517
Rebecca B. Roberts	1,223,837,505	48,797,905	2,396,153	245,929,517
Glenn F. Tilton	1,171,160,370	101,200,449	2,670,744	245,929,517

(2)	The stockholders ratified the appointment of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2024, as follows:

For	Against	Abstain
1,492,584,834	25,439,349	2,936,897

(3)	The stockholders approved, on an advisory basis, the compensation of AbbVie’s named executive officers, as follows:

For	Against	Abstain	Broker Non-Votes
1,169,920,693	96,635,849	8,475,021	245,929,517

(4)	The stockholders approved, on an advisory basis, the frequency of the vote to approve the compensation of AbbVie’s named executive officers, as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,245,324,966	4,703,272	18,046,245	6,957,080	245,929,517

The Board had recommended a vote for holding future say on pay votes on an annual basis. In light of the voting result, AbbVie has determined to hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes, which is required to occur no later than AbbVie’s 2030 Annual Meeting of Stockholders.

(5)	The stockholders did not approve the management proposal regarding amendment of the certificate of incorporation to eliminate supermajority voting, as follows:

For	Against	Abstain	Broker Non-Votes
1,249,248,243	21,439,823	4,343,497	245,929,517

(6)	The stockholders did not approve a stockholder proposal to implement simple majority voting, as follows:

For	Against	Abstain	Broker Non-Votes
623,935,599	644,183,358	6,912,606	245,929,517

(7)	The stockholders did not approve a stockholder proposal to issue an annual report on lobbying, as follows:

For	Against	Abstain	Broker Non-Votes
341,147,876	920,953,722	12,929,965	245,929,517

(8)	The stockholders did not approve a stockholder proposal to issue an annual report on patent process, as follows:

For	Against	Abstain	Broker Non-Votes
315,426,248	941,651,498	17,953,817	245,929,517

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: May 8, 2024	By:	/s/ Perry C. Siatis
Perry C. Siatis
Executive Vice President, General Counsel and Secretary